UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2010
(Date of earliest event reported)

First Financial Service Corporation
(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:  Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders was held on November 17, 2010.  Of the 4,726,168 shares of common stock outstanding as of the voting record date for the meeting, 3,879,863 shares were present at the meeting in person or by proxy.  The voting results for the matters brought before the Special Meeting are as follows:

1.  Proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 10 million to 35 million.

Votes For	Against	Abstentions	Broker Non-Votes
3,050,564	631,359	197,940	-

2.  Proposal providing for the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve the proposal set forth in Item 1.

Votes For	Against	Abstentions	Broker Non-Votes
3,075,131	640,162	164,570	-

The vote required to approve these proposals was the affirmative vote of a majority of the votes cast on the proposals.  Accordingly, both proposals were approved.  No other matters were voted on at the Special Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: November 19, 2010	By:	/s/ Steven M. Zagar
Steven M. Zagar
Chief Financial Officer &
Principal Accounting Officer